UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

GREENBROOK TMS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-40199	98-1512724
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employee Identification No.)

890 Yonge Street, 7th Floor

Toronto, Ontario Canada

M4W 3P4

(Address of Principal Executive Offices)

(866) 928-6076

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, without par value	GBNH(1)	***(1)

(1) On February 26, 2024, the common shares (“Common Shares”) of Greenbrook TMS Inc. (the “Company”) were suspended from trading on the Nasdaq Capital Market of the Nasdaq Stock Market LLC (“Nasdaq”). On March 22, 2024, the Common Shares began trading on the OTCQB Market, operated by OTC Markets Group Inc under the symbol “GBNHF”. On April 1, 2024, the Company filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to complete the delisting of the Common Shares from Nasdaq, with the delisting becoming effective 10 days after such filing. The deregistration of the Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will become effective 90 days after the filing of the Form 25, or such shorter period as the SEC may determine.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2024, the Company entered into the thirty-first amendment (the “Amendment”) to the Company’s credit agreement, dated as of July 14, 2022 (as previously amended and as amended by the Amendment, the “Credit Agreement”), by and among the Company, certain of its subsidiaries party thereto as guarantors, Madryn Fund Administration, LLC, as administrative agent (“Madryn”) and the lenders party thereto. Pursuant to the Amendment, the Company borrowed US$2,802,030 in senior secured term loans (the “New Loan”), the proceeds of which are expected to be used by the Company for general corporate and working capital purposes. The Amendment also extends the period during which the Company’s minimum liquidity covenant is reduced from US$3,000,000 to US$300,000 to May 30, 2024.

After giving effect to the Amendment and the borrowing of the New Loan, the aggregate principal amount outstanding under the Credit Agreement is approximately US$99 million (collectively, the “Loans”). The Loans accrue interest at a rate per annum equal to 9.0% plus the 3-month term Secured Overnight Financing Rate (subject to a floor of 1.5%) plus 0.10%. The Loans mature over 63 months and provide for four years of interest-only payments. The outstanding principal balance is due in five equal quarterly installments beginning on September 30, 2026. The Company has granted a lien on, and security interest in, all assets of the Company as security for the performance and prompt payment of the obligations of the Loan Parties under the Credit Agreement. For additional information regarding the Credit Agreement, please see the Company’s annual report on Form 10-K for the year ended December 31, 2023, and filed with the SEC on April 26, 2024 (the “Annual Report”).

Additionally, affiliates of Madryn are collectively the Company’s largest shareholder. As reported in Madryn Asset Management, LP’s amended Schedule 13D filed with the SEC on May 1, 2024, affiliates of Madryn beneficially own 61.7% of the Company’s Common Shares upon full conversion of the convertible instruments held under both the terms of the Credit Agreement and the note purchase agreement entered into by, among others, the Company and affiliates of Madryn on August 15, 2023.

The foregoing is not a complete discussion of the Credit Agreement and is qualified in its entirety by reference to the full text of the Credit Agreement. A copy of the thirtieth amended credit agreement, dated as of April 15, 2024 (the “Thirtieth Amended Credit Agreement”) was filed as Exhibit 10.9 to the Annual Report. Defined terms used herein that are not defined are as defined in the Thirtieth Amended Credit Agreement. All such defined terms retain the same definition as in the current Credit Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2024. Pursuant to Item 601(b)(10)(iv) of Regulation S-K, the Company intends to redact from the filed copy of the Credit Agreement certain information that is both (i) not material and (ii) is the type of information that the Company treats as private or confidential.

Certain statements contained in this Current Report on Form 8-K, including statements relating to the New Loan and the expected use of proceeds therefrom, may constitute “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking information”). Forward-looking information may relate to the Company’s future financial and liquidity outlook and anticipated events or results and may include information regarding the Company’s business, financial position, results of operations, business strategy, growth plans and strategies, technological development and implementation, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding the New Loan and the expected use of proceeds therefrom, may be forward looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “should”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this Current Report on Form 8-K, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements, including, without limitation: macroeconomic factors such as inflation and recessionary conditions, substantial doubt regarding the Company’s ability to continue as a going concern due to recurring losses from operations; inability to increase cash flow and/or raise sufficient capital to support the Company’s operating activities and fund its cash obligations, repay indebtedness and satisfy the Company’s working capital needs and debt obligations; prolonged decline in the price of the Company’s Common Shares reducing the Company’s ability to raise capital; inability to satisfy debt covenants under the Credit Agreement and the potential acceleration of indebtedness; risks related to the resolution of the Company’s ongoing litigation with Benjamin Klein; risks related to the ability to continue to negotiate amendments to the Credit Agreement to prevent a default; risks relating to the Company’s ability to deliver and execute on the previously-announced restructuring plan (the “Restructuring Plan”) and the possible failure to complete the Restructuring Plan on terms acceptable to the Company or its suppliers (including Neuronetics, Inc.), or at all; risks relating to maintaining an active, liquid and orderly trading market for Common Shares as a result of the delisting of the Common Shares from Nasdaq; risks relating to the Company’s ability to realize expected cost-savings and other anticipated benefits from the Restructuring Plan; risks related to the Company’s negative cash flows, liquidity and its ability to secure additional financing; increases in indebtedness levels causing a reduction in financial flexibility; inability to achieve or sustain profitability in the future; inability to secure additional financing to fund losses from operations and satisfy the Company’s debt obligations; risks relating to strategic alternatives, including restructuring or refinancing of the Company’s debt, seeking additional debt or equity capital, reducing or delaying the Company’s business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining bankruptcy protection, and the terms, value and timing of any transaction resulting from that process; claims made by or against the Company, which may be resolved unfavorably to us; risks relating to the Company’s dependence on Neuronetics, Inc. as its exclusive supplier of TMS devices; risks and uncertainties relating to the restatement of our financial statements for the year ended December 31, 2022 and the quarter ended September 30, 2023, including any potential litigation and/or regulatory proceedings as well as any adverse effect on investor confidence and our reputation.. Additional risks and uncertainties are discussed in the Company’s materials filed with the Canadian securities regulatory authorities and the SEC from time to time (including, but not limited to, the Annual Report), available at www.sedarplus.ca and www.sec.gov, respectively. These factors are not intended to represent a complete list of the factors that could affect the Company; however, these factors should be considered carefully. There can be no assurance that such estimates and assumptions will prove to be correct. The forward-looking statements contained in this Current Report on Form 8-K are made as of the date of this report, and the Company expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2024

Greenbrook TMS Inc.

By:	/s/ Bill Leonard
Name:	Bill Leonard
Title:	President & Chief Executive Officer